Exhibit 10A

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated December 2, 2002 relating to the financial statements of WMC Resources Ltd, which appears in such Registration Statement.

PricewaterhouseCoopers